UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

GLOBAL FUTURE CITY HOLDING INC.

(Exact name of registrant as specified in its charter)

Nevada	0-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92691

(Address of principal executive office)

(949) 582-5933

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

 Item 1.01 Entry into Material Definitive Agreement.

On March 26, 2015, Global Future City Holding Inc. (the “Company”) entered into a Membership Interest Purchase and Sale Agreement (“Agreement”) with Powerdyne, Inc. (“Seller”), which owns 100% of the membership interests in Powerdyne Regional Center LLC (“Powerdyne Regional Center”) (Seller together with Powerdyne Regional Center, the “Seller Parties”). Powerdyne Regional Center is an EB-5 Regional Center (USCIS ID Number 1215250671) approved by the USCIS on March 28, 2013. The closing (“Closing”) of such purchase and sale transaction will take place on March 27, 2015, or at other time as the parties may agree in writing, but no later than March 30, 2015 (the “Closing Date”).

Under the terms of the Agreement, the Company shall purchase 100% of the membership interest of Powerdyne Regional Center (“Purchased Membership Interest”) from Seller for the total purchase price of $250,000.00 (“Purchase Price”) of which $125,000.00 (“Deposit”) shall be payable by Company in immediately available funds upon the execution of the Agreement. In the event the Agreement is terminated by either Company or Seller Parties on or prior to the Closing Date, such Deposit shall be refunded to Purchaser within seven (7) days of termination of the Agreement. On the Closing Date, if this Agreement has not been terminated by either Company or Seller Parties, such Deposit shall become the first installment of the Purchase Price, with the balance to be paid in five (5) quarterly installments of $25,000.00 (“Installment Payments”) due on April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016. Notwithstanding anything to the contrary, such Installment Payments shall be accelerated by the amount of administrative fees paid by any EB-5 investor(s) until the remaining balance is paid in full.

As collateral for the timely payment of the Installment Payments, the Company shall pledge and grant a security interest in the Purchased Membership Interest of Powerdyne Regional Center to the Seller, until the Purchase Price is paid in full. Should the Purchaser not make the payments as stipulated on or prior to the payment is due, Seller shall provide a written notification to Company of this non-payment. If such non-payment is not cured within seven (7) days of such written notice, Company shall assign the entire Purchased Membership Interest of Powerdyne Regional Center back to Seller and Company shall forfeit all payments made to Seller to date.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 27, 2015, the Company closed the Agreement with Seller Parties. The Deposit paid by the Company became the first installment of the Purchase Price, with the balance to be paid in Installment Payments due on April 1, 2015, July 1, 2015, October 1, 2015, January 1, 2016 and April 1, 2016; provided, however, such Installment Payments shall be accelerated by the amount of administrative fees paid by any EB-5 investor(s) until the remaining balance of the Purchase Price is paid in full.

The Company purchased Powerdyne Regional Center in anticipation of expanding its business scope to real estate development and has plans to raise funding for real estate development projects through an EB-5 Regional Center, a vehicle designated by the USCIS as eligible to receive immigrant investor capital to promote economic growth, improve regional productivity, create jobs, and increase domestic capital investment;

Item 8.01 Other Events

On March 30, 2015, the Company issued a press release (“Press Release”) announcing the closing of the Agreement. A copy of this Press Release is furnished as Exhibit 99.1 to this Current Report in its entirety and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Membership Interest Purchase and Sale Agreement by and between Global Future City Holding Inc. and Powerdyne, Inc.

99.1	Press release dated March 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL FUTURE CITY HOLDING INC.

Dated: March 30, 2015	By:	/s/ Michael R. Dunn
Michael R. Dunn
Chief Executive Officer